CONSULTING AGREEMENT

        This Consulting Agreement (this “Agreement”) is made and entered into as of May 10, 2002 by and among Darling International Inc., a Delaware corporation (the “Company”), Taura, Flynn & Associates LLC (“Taura, Flynn & Associates”) and Denis J. Taura (the “Consultant”).

PRELIMINARY STATEMENTS

        A.     The Company recognizes that the Consultant possesses unique knowledge and experience concerning the business of the Company and, as a consequence, the Company desires to engage the Consultant to provide consulting services to the Company.

        B.     Taura, Flynn & Associates is willing to provide the services of the Consultant to the Company and the Consultant agrees to perform the consulting services desired by the Company for the compensation and subject to and upon all of the other terms, conditions and provisions of this Agreement.

        C.     The Company will enter into that certain Recapitalization Agreement, dated March 15, 2002 (the “Recapitalization Agreement”), by and among the Company, each of the banks or other lending institutions which is a signatory thereto or any successor or assignee thereof (individually, a “Bank” and, collectively, the “Banks”), and Credit Lyonnais New York Branch, individually as a Bank and as agent for itself, the other Banks and other secured parties (in its capacity as agent, together with successors, the “Agent”).

        D.     As a condition to the effectiveness of the Recapitalization Agreement, the Banks and the Agent have required that the Company enter into this Agreement.

        Now, therefore, in consideration of the mutual promises and agreements herein contained and for other good, valuable and binding consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

STATEMENT OF AGREEMENT

        1.     Consulting Services.     During the Term (as defined herein) and at such times and places as the Company reasonably requests, the Consultant agrees to act as Chairman and Chief Executive Officer for the Company and to furnish consulting and advisory services to the Company relating to the management and operation of the business of the Company, its subsidiaries or affiliates as directed and delegated to Consultant from time to time by the board of directors of the Company (the “Consulting Services”). The Consultant will devote approximately twenty-four (24) hours per week of business time and efforts to providing the Consulting Services to the Company.

        2.      Term.

                (a)    The Consulting Services provided by the Consultant hereunder shall be for an indefinite term (the“Term”); provided, however, that this Agreement is terminable at will by either party upon sixty (60) days written notice by the terminating party of its intention to so terminate. Any termination of this Agreement must be acknowledged by both the Consultant and Taura, Flynn & Associates.

                (b)    Upon termination of the Agreement, the Company shall have no further obligation to make payments under this Agreement, other than, the accrued but unpaid portion of the Fee and expense reimbursement pursuant to Section 3(b).

         3.      Compensation; Expenses; Benefits.

                (a)    The Company agrees to pay to Taura, Flynn and Associates an annual consulting fee (the "Fee") of Five Hundred Twenty Thousand Dollars ($520,000), payable monthly in accordance with the Company’s customary payroll practices.

                (b)    In addition to the Fee, the Company shall reimburse Taura, Flynn and Associates for all reasonable out-of-pocket expenses incurred by the Consultant in providing the Consulting Services in accordance with, and subject to, the limitations and restrictions contained in the reimbursement policies and procedures established by the Company from time to time.

        4.     Independent Contractor.    In providing the Consulting Services, the Consultant is acting only as an independent contractor and is not providing such Consulting Services as an employee or in any other capacity. The Consultant shall be responsible for payment of all taxes with respect to the Fee payable hereunder. This Agreement shall not be construed to create any partnership or joint venture between the Company and the Consultant.

        5.    Further Obligations.     During and following the Term, the Consultant shall use commercially reasonable efforts to hold in confidence and not directly or indirectly disclose any confidential information or proprietary data of the Company or any of its subsidiaries (“Confidential Information”), except to the extent authorized by the Board of Directors of the Company or required by any court or administrative agency or legal process, other than to an employee of or contractor with the Company or any of its subsidiaries, or a “person,” within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, to whom the Consultant in good faith believes disclosure is reasonably necessary or appropriate in connection with the performance by the Consultant of his duties under this Agreement. However, Confidential Information shall not include under any circumstances any information with respect to the foregoing that becomes publicly available through no fault of the Consultant or is available to the Consultant from other public sources who have not secured such information on a confidential basis from the Company, its subsidiaries or affiliates. All property, materials or information of any kind furnished to the Consultant by the Company, its subsidiaries or affiliates or developed by the Consultant during the course of providing the Consulting Services, are, and shall remain, the sole property of the Company, subsidiary or affiliate, as applicable.

        6.     Indemnification.     The Consultant shall be indemnified in accordance with the Company’s standard indemnification provisions and under the directors’ and officers’ liability insurance policy the Company maintains for the benefit of its officers and directors. The Company further hereby indemnifies and holds the Consultant and Taura, Flynn & Associates harmless from and against any loss, liability, cost or expense, including advance of expenses of defense against any claim, as to any action by the Consultant in his capacity as an officer of the Company (or in another capacity on behalf of the Company while holding such office) to the fullest extent permitted by Delaware law and not subject to the limitations of Section 145 of the Delaware General Corporation Law, excluding any loss, liability, cost or expense resulting from the gross negligence or willful misconduct of the Consultant or Taura, Flynn & Associates.

         7.     Notices.      All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given (i) in writing and delivered personally, (ii) by telecopy, (iii) by a recognized courier service or (iv) by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party shall provide to the other parties by notice in accordance with this section):

                  If to the Company:

                  Darling International, Inc.
                  251 O'Connor Ridge Blvd., Suite 300
                  Irving, Texas 75038
                  Facsimile: (972) 717-1588
                  Telephone: (972) 717-0300
                  Attention: Treasurer

                  If to the Consultant:

                  Denis J. Taura
                  90 Montadale Drive
                  Princeton, New Jersey 08540
                  Facsimile: (609) 497-1653
                  Telephone: (609) 683-9663

                  with a copy to:

                  Taura, Flynn and Associates LLC
                  The Meadows Office Complex
                  301 Route 17 North, Suite 800
                  Rutherford, New Jersey 07070
                  Facsimile: (201) 842-7684
                  Telephone: (201) 842-7682

         Any such notice or other communication shall be deemed to have been given and received (whether actually received or not) on the day it is personally delivered, telecopied with confirmation of receipt or delivered by a recognized courier service as aforesaid or, if mailed, on the third business day after it is mailed as aforesaid.

         8.     Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

         9.     Counterparts.    This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

         10.     Amendment or Modification of Agreement.    Any amendment or modification of this Agreement must be in a writing signed by duly authorized representatives of the parties and stating the intent of the parties to amend this Agreement.

         11.     Severability.     The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and any illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

         12.     Entire Agreement.    This Agreement sets forth the entire agreement between the Parties hereto as to the subject matter hereof and supersedes any and all prior agreements or understandings among the parties.

         13.     Assignment.    Consultant acknowledges that the services to be rendered by him are unique and personal in nature. Accordingly, Consultant may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

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         In witness whereof, the parties have executed this Agreement as of the date first set forth above.

                                                     DARLING INTERNATIONAL, INC., a Delaware corporation

                                                     By:   /s/  John O. Muse
                                                        -----------------------------------------

                                                     Name:  John O. Muse
                                                          ---------------------------------------

                                                     Title:  Executive Vice President
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                                                     TAURA, FLYNN AND ASSOCIATES LLC

                                                     By:  /s/  Denis J. Taura
                                                        -----------------------------------------

                                                     Name:  Denis J. Taura
                                                          ---------------------------------------

                                                     Title:  Principal
                                                           --------------------------------------

                                                     /s/  Denis J. Taura
                                                     --------------------------------------------
                                                     Denis J. Taura